Sesen Bio and Carisma Therapeutics Announce Merger Agreement

Transaction to create a well-funded, clinical-stage biotechnology company advancing engineered macrophages for the treatment of cancer and other serious disorders

Combined company expected to have approximately $180 million of cash, cash equivalents and marketable securities at close, including $30 million from a concurrent financing by Carisma, which is expected to fund the combined company through 2024

Cash runway of combined company expected to enable multiple clinical readouts across Carisma programs

CAMBRIDGE, Mass. and PHILADELPHIA, Penn., Sep. 21, 2022 – Sesen Bio, Inc. (Nasdaq: SESN) and Carisma Therapeutics Inc. (Carisma), a privately held, clinical stage biopharmaceutical company focused on discovering and developing innovative immunotherapies, announced today that they have entered into a definitive merger agreement to combine the companies in an all-stock transaction. The combined company will focus on the advancement of Carisma’s proprietary cell therapy platform that utilizes engineered macrophages and monocytes to potentially transform the treatment of cancer and other serious disorders. Carisma is pioneering the development of chimeric antigen receptor macrophage (CAR-M) therapies and is believed to be the only company developing CAR-M therapies with demonstrated proof of mechanism and safety data in clinical trials. The combined company is expected to operate under the name Carisma Therapeutics Inc. and trade on Nasdaq under the ticker symbol “CARM”.

Carisma has also secured commitments from a syndicate of investors for a $30 million financing, including HealthCap, AbbVie, Wellington Partners, SymBiosis, Penn Medicine, TPG Biotech, MRL Ventures Fund, the therapeutics-focused corporate venture arm of Merck & Co., Agent Capital, Solasta, Livzon, Pictet Alternative Advisors and 4Bio, which is expected to close concurrently with the completion of the merger. With the cash expected from both companies at closing and the proceeds of the concurrent financing, the combined company is expected to have approximately $180 million in cash, cash equivalents and marketable securities. These cash resources are expected to be used to advance Carisma’s pipeline through multiple ongoing and planned key data readouts across several clinical trials and to fund operating expenses and capital expenditure requirements through 2024. The merger and related financing are expected to close in the next three to four months.

Carisma’s cell and gene therapies are based on a proprietary platform technology that reprograms a patient’s macrophages and targets them against cancer cells, with the potential for broad anti-tumor immunity. This novel technology is designed to engage with the body’s immune system to treat solid tumors, which remains a persistent clinical challenge that is yet to be comprehensively achieved through CAR-T and other immunotherapy approaches.

Carisma’s CAR-M platform provides the ability to fine-tune the specific targets of the immune cells, potentially enabling multiple therapeutic applications in and beyond oncology. The first clinical application of this technology is CT-0508, a CAR-M cell therapy currently being evaluated by Carisma in a Phase 1 multi-center clinical trial with a lead target indication of advanced HER2+ solid tumors. Carisma believes this Phase 1 clinical trial marks the first time that engineered macrophages are being studied in humans. Carisma is leveraging its proprietary CAR-M platform to expand its oncology pipeline both independently and through a strategic partnership with Moderna. Additionally, Carisma is exploring the potential to develop its proprietary macrophage engineering platform for non-oncology applications such as liver fibrosis, as well as autoimmune and neurodegenerative disease indications.

“The proposed merger represents an exciting opportunity for shareholders of each company, and we believe it gets us one step closer to our goal of revolutionizing the field of immunotherapy,” said Steven Kelly, President and Chief Executive Officer of Carisma. “This transaction will provide us with financial strength to not only continue to develop our lead candidate CT-0508, but also allow us to accelerate the growth of our platform and pipeline within and outside of oncology and develop additional strong strategic partnerships beyond those we already have with Moderna and Novartis. Carisma is focused on delivering cutting-edge technology for patients in a way that has never been done before, and we look forward to advancing this important mission.”

“This transaction represents the result of a thoughtful and careful review of strategic alternatives over the past four months, during which Carisma’s clinical programs, management team, and corporate strategy stood out amongst the 42 bids reviewed,” said Dr. Thomas Cannell, President and Chief Executive Officer of Sesen Bio. “Carisma is an exciting clinical-stage company with groundbreaking science and an impressive management team, which we believe makes them the optimal partner to provide value for our shareholders. Our mission at Sesen Bio has always been to save and improve the lives of patients with cancer, and we believe Carisma has the science and the unwavering patient focus required to make that mission a reality.”

Carisma has several anticipated upcoming catalysts and developmental milestones across its clinical programs over the next 18 months, including:
•Additional Phase 1 data readout of safety, manufacturing feasibility, and mechanism of action of CT-0508 with single-day dosing
•Completion of the technology transfer to Novartis for the planned clinical manufacturing of CT-0508
•Phase 1 data readout for the CT-0508 intraperitoneal trial for patients with HER2+ peritoneal cancer
•Phase 1 data readout of CT-0508 in combination with pembrolizumab for patients with HER2+ solid tumors
•Investigational New Drug (IND) Application for a new HER2 CAR engineered monocyte cell product

In addition to its exclusively licensed proprietary technologies that were developed by leading scientists at the University of Pennsylvania (Penn), including Saar Gill, MD, PhD, an associate professor of Medicine at Penn’s Perelman School of Medicine and a Carisma co-founder and fellow co-founder and Carisma’s Chief Scientific Officer, Dr. Michael Klichinsky, PharmD, PhD, Carisma has well-established strategic partners to support the advancement of its pipeline. Carisma recently entered into a strategic partnership with Moderna for the discovery, development and commercialization of in vivo CAR-M therapies for up to 12 targets for the treatment of cancer. As part of the collaboration, Carisma received a $45 million up-front cash payment and an investment by Moderna in the form of a $35 million convertible note, which will convert into shares of common stock of the combined company in connection with the merger. Under the collaboration, Carisma will receive full research funding and is eligible to receive development, regulatory, and commercial milestone payments, plus royalties on net sales of any products that are commercialized. Carisma has also partnered with Novartis, which has extensive experience in cell therapy manufacturing, to operate as Carisma’s contract manufacturing organization for clinical supply of its lead clinical program, CT-0508.
About the Proposed Merger
Pre-merger Sesen Bio stockholders are expected to own approximately 41.7% and pre-merger Carisma stockholders are expected to own approximately 58.3% of the combined company, in each case before giving effect to the concurrent financing described above and the conversion of the outstanding Moderna convertible note. Under the terms of the merger agreement, stockholders of Carisma will receive newly issued shares of Sesen Bio common stock pursuant to an exchange ratio formula set forth in the merger agreement. The percentage of the combined company that Sesen Bio stockholders will own upon the closing of the merger is further subject to adjustment based on the amount of Sesen Bio’s net cash at the time of closing.

Immediately prior to the closing of the proposed merger, Sesen Bio stockholders of record will be issued a contingent value right (CVR) for each outstanding share of Sesen Bio common stock held by such Sesen Bio stockholder as of such date, representing the right to receive certain cash payments from proceeds received by Sesen Bio related to the Roche Asset Purchase Agreement, if any, subject to customary deductions, including for expenses and taxes.

Following the consummation of the merger, the combined company will be headquartered in Philadelphia, Pennsylvania, and will be led by Steven Kelly, President and Chief Executive Officer of Carisma. Mr. Kelly was recently named Ernst & Young Entrepreneur of the Year 2022 Greater Philadelphia, an award that recognizes the most ambitious leaders who are building and sustaining successful, dynamic businesses around the world. The board of directors of the combined company is expected to be composed of seven members, consisting of one member designated by Sesen Bio and six members designated by Carisma.

The merger agreement has been unanimously approved by the boards of directors of both companies. The merger and related financing are expected to close in the next three to four months, subject to approval by Sesen Bio’s shareholders and other customary closing conditions.

Additional information about the transaction will be provided in a Current Report on Form 8-K that will be filed by Sesen Bio with the Securities and Exchange Commission (SEC) and will be available at www.sec.gov.

SVB Securities is acting as exclusive financial advisor to Sesen Bio for the transaction and Hogan Lovells US LLP is serving as its legal counsel. Evercore Group LLC is serving as lead financial advisor to Carisma for the transaction and BofA Securities, Inc. is also serving as financial advisor to Carisma for the transaction. Wilmer Cutler Pickering Hale and Dorr LLP is serving as legal counsel to Carisma. BofA Securities, Inc. and Evercore Group L.L.C. are serving as co-placement agents for Carisma’s concurrent financing and Shearman & Sterling LLP is serving as the placement agents’ legal counsel.

About Sesen Bio
Sesen Bio, Inc. is a late-stage clinical company focused on targeted fusion protein therapeutics for the treatment of patients with cancer. Sesen Bio’s most advanced product candidate, Vicineum™, also known as VB4-845, is a locally-administered targeted fusion protein composed of an anti-epithelial cell adhesion molecule antibody fragment tethered to a truncated form of Pseudomonas exotoxin A for the treatment of non-muscle invasive bladder cancer. On July 15, 2022, Sesen Bio made the strategic decision to voluntarily pause further development of Vicineum in the US. The decision was based on a thorough reassessment of Vicineum, which included the incremental development timeline and associated costs for an additional Phase 3 clinical trial, following Sesen Bio’s discussions with the United States Food and Drug Administration. Sesen Bio has turned its primary focus to assessing potential strategic alternatives with the goal of maximizing shareholder value. Additionally, Sesen Bio intends to seek a partner for the further development of Vicineum. For more information, please visit the Company’s website at www.sesenbio.com.

About Carisma Therapeutics
Carisma Therapeutics Inc. is a biopharmaceutical company dedicated to developing a differentiated and proprietary cell therapy platform focused on engineered macrophages, cells that play a crucial role in both the innate and adaptive immune response. The first applications of the platform, developed in collaboration with the University of Pennsylvania*, are autologous chimeric antigen receptor (CAR)-macrophages for the treatment of solid tumors. Carisma Therapeutics is headquartered in Philadelphia, PA. For more information, please visit www.carismatx.com

*Carisma has licensed certain Penn-owned intellectual property from the University of Pennsylvania, and Penn's Perelman School of Medicine receives sponsored research and clinical trial funding from Carisma. Penn and certain of its faculty members, including Dr. Gill, are current equity holders in Carisma and have received and may be entitled to receive future financial consideration from Carisma from the development and commercialization of products based on licensed Penn intellectual property.

Cautionary Note on Forward-Looking Statements
Any statements in this press release about future expectations, plans and prospects for Sesen Bio, Carisma or the combined company, Sesen Bio’s, Carisma’s or the combined company’s strategy or future operations, and other statements containing the words “anticipate,” “believe,”

“contemplate,” “expect,” “intend,” “may,” “plan,” “predict,” “target,” “potential,” “possible,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. For example, statements concerning the proposed transaction, the concurrent financing, the contingent value rights and other matters, including without limitation: statements relating to the satisfaction of the conditions to and consummation of the proposed transaction, the expected timing of the consummation of the proposed transaction and the expected ownership percentages of the combined company, Sesen Bio’s and Carisma’s respective businesses, the strategy of the combined company, future operations, advancement of the combined company’s product candidates and product pipeline, clinical development of the combined company’s product candidates, including expectations regarding timing of initiation and results of clinical trials of the combined company, the ability of Sesen Bio to remain listed on the Nasdaq Stock Market, the completion of the concurrent financing, and the receipt of any payments under the contingent value rights are forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including without limitation: (i) the risk that the conditions to the closing of the proposed transaction are not satisfied, including the failure to obtain stockholder approval of matters related to the proposed transaction in a timely manner or at all; (ii) uncertainties as to the timing of the consummation of the proposed transaction and the ability of each of Sesen Bio and Carisma to consummate the proposed transaction, including completing the concurrent financing; (iii) risks related to Sesen Bio’s ability to correctly estimate its expected net cash at closing and Sesen Bio’s and Carisma’s ability to correctly estimate and manage their respective operating expenses and expenses associated with the proposed transaction; (iv) risks related to Sesen Bio’s continued listing on the Nasdaq Stock Market until closing of the proposed transaction; (v) the risk that as a result of adjustments to the exchange ratio, Sesen Bio stockholders or Carisma stockholders could own less of the combined company than is currently anticipated; (vi) the risk that the conditions to payment under the contingent value rights will not be met and that the contingent value rights may otherwise never deliver any value to Sesen Bio stockholders; (vii) risks associated with the possible failure to realize certain anticipated benefits of the proposed transaction, including with respect to future financial and operating results; (viii) uncertainties regarding the impact any delay in the closing would have on the anticipated cash resources of the combined company upon closing and other events and unanticipated spending and costs that could reduce the combined company’s cash resources; (ix) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (x) the effect of the announcement, pendency or completion of the merger on Sesen Bio’s or Carisma’s business relationships, operating results and business generally; (xi) costs related to the merger; (xii) the outcome of any legal proceedings that may be instituted against Sesen Bio, Carisma or any of their respective directors or officers related to the merger agreement or the transactions contemplated thereby; (xiii) the ability of Sesen Bio or Carisma to protect their respective intellectual property rights; (xiv) competitive responses to the proposed transaction and changes in expected or existing competition; (xv) the success and timing of regulatory submissions and pre-clinical and clinical trials; (xvi) regulatory requirements or developments; (xvii) changes to clinical trial designs and regulatory pathways; (xviii) changes in capital resource requirements; (xix) risks related to the inability of the combined company to obtain sufficient additional capital to continue to advance its product candidates and its preclinical programs; (xx) legislative, regulatory, political and economic developments; and (xxi) other factors discussed in the “Risk Factors” section of Sesen Bio’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed with the SEC. In addition, the forward-looking statements included in this communication represent Sesen Bio’s and Carisma’s views as of the date hereof. Sesen Bio and Carisma anticipate that subsequent events and developments will cause the respective company’s views to change. However, while Sesen Bio may elect to update these forward-looking statements at some point in the future, Sesen Bio specifically disclaims any obligation to do so, except as required under applicable law. These forward-looking statements should not be relied upon as representing Sesen Bio’s views as of any date subsequent to the date hereof.

Important Additional Information
In connection with the proposed transaction, Sesen Bio will file materials with the SEC, including a registration statement on Form S-4 (Form S-4), which will include a document that serves as a proxy statement/prospectus of Sesen Bio and an information statement of Carisma, and other documents regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS, INCLUDING THE FORM S-4 AND THE PROXY STATEMENT/PROSPECTUS, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the Form S-4, the proxy statement/prospectus and other materials filed by Sesen Bio with the SEC free of charge from the SEC’s website at www.sec.gov or from Sesen Bio at the SEC Filings section of www.sesenbio.com.

No Offer or Solicitation
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, a public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone or internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Participants in the Solicitation
Sesen Bio and Carisma and their respective directors, executive officers and other members of management may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about Sesen Bio’s directors and executive officers is available in Sesen Bio’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, its definitive proxy statement dated April 28, 2022 for its 2022 Annual Meeting of Stockholders and its Current Report on Form 8-K filed with the SEC on August 31, 2022. Other information regarding the participants in the proxy solicitation and a description of their interests in the transaction, by security holdings or otherwise, will be included in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Sesen Bio or the SEC’s website as indicated above.

Investors:
Erin Clark, Vice President, Corporate Strategy & Investor Relations
ir@sesenbio.com

Carisma Media Contact:
Julia Stern
(763) 350-5223
jstern@realchemistry.com